News Release

Firsthand Technology Value Fund Added to Russell 3000® Index

San Jose, CA, June 28, 2012 – Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund”), a publicly-traded venture capital fund that invests in technology and cleantech companies, announced that it has been added as a member of the broad-market Russell 3000® Index after the markets closed on June 22 as Russell Investments reconstituted its family of global indexes.

Annual reconstitution of Russell’s U.S. indexes captures the largest U.S. stocks as of the end of May, ranking them by total market capitalization. Membership in the Russell 3000, which remains in place for one year, means automatic inclusion in the large-cap Russell 1000® Index or small-cap Russell 2000® Index as well as the appropriate growth and value style indexes. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

“We are pleased to be included among the prestigious group of companies that comprise the Russell 3000 Index,” noted Kevin Landis, chief executive officer of Firsthand Technology Value Fund. “We believe that this designation will bring us greater visibility and could potentially lead to increased liquidity and a larger shareholder base for the fund.”

The Russell 3000 also serves as the U.S. component to the Russell Global Index, which Russell launched in 2007.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. In the institutional marketplace, an industry-leading $3.9 trillion in assets currently are benchmarked to them. Russell calculates more than 80,000 benchmarks daily covering approximately 98 percent of the investable market globally, 83 countries and more than 10,000 securities. These investment tools

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originated from Russell’s multi-manager investment business in the early 1980s when the company saw the need for a more objective, market-driven set of benchmarks in order to evaluate outside investment managers.

About Firsthand Technology Value Fund
Firsthand Technology Value Fund, Inc. is a publicly-traded venture capital fund that invests in technology and cleantech companies. The Fund currently has 8,556,480 shares outstanding. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

About Russell
Russell Investments (Russell) is a global asset manager and one of only a few firms that offers actively managed, multi-asset portfolios and services that include advice, investments and implementation. Working with institutional investors, financial advisors and individuals, Russell’s core capabilities extend across capital markets insights, manager research, Indexes, portfolio implementation and portfolio construction.

Russell has approximately $155 billion in assets under management (as of 3/31/2012) and works with 2,400 institutional clients, more than 580 independent distribution partners and advisors, and individual investors globally. Founded in 1936, Russell is a subsidiary of The Northwestern Mutual Life Insurance Company.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Phil Mosakowski
Firsthand Capital Management, Inc.
(408) 624-9526
vc@firsthandtvf.com